Exhibit 10.23

Form of Performance-Vested Option Agreement, as amended

CHILL HOLDINGS, INC.

STOCK OPTION GRANT NOTICE

2008 STOCK INCENTIVE PLAN

Chill Holdings, Inc. (the “Company”), pursuant to the Chill Holdings, Inc. 2008 Stock Incentive Plan (“Plan”), hereby grants to the “Optionholder” identified below a Nonstatutory Stock Option to purchase the number of shares of the Company’s Common Stock (“Shares”) set forth below. This Option is subject to all of the terms and conditions as set forth herein and in the Option Agreement, the Plan and the Management Stockholders Agreement, all of which are attached hereto and incorporated herein in their entirety. Any capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan.

Optionholder:

Date of Grant:

Vesting Commencement Date: [                    ], 2008

Number of Shares Subject to Option:

Exercise Price (Per Share): $

Total Exercise Price: $

Expiration Date:

Exercise Schedule:		Same as Vesting Schedule.

Vesting Schedule:		As set forth in the Vesting Rules Exhibit attached hereto.

Payment:	☐	By cash or check (unless otherwise permitted by the Committee)

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Option Agreement, the Management Stockholders Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Option Agreement, the Management Stockholders Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of Shares and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the agreements, if any, listed below:

Other Agreements:

Chill Holdings, Inc.		OPTIONHOLDER

By:
	Signature	Signature

Title:		Date:

Date:

Attachments: Option Agreement, 2008 Stock Incentive Plan and Management Stockholders Agreement

VESTING RULES EXHIBIT

1. Definitions

(a) “EBITDA” shall mean the “Consolidated EBITDA,” as such term is defined in the Term Loan Credit Agreement dated as of February 13, 2008 among Chill Acquisition, Inc., Goodman Global, Inc., and the several lenders from time to time party thereto (the “Credit Agreement”).

(b) “GAAP” shall have the meaning ascribed to such term in the Credit Agreement.

2. Performance Targets

The performance targets as set forth in Schedule A (the “EBITDA Targets”) will be adjusted by the Committee in good faith to reflect each acquisition or disposition by the Company or any of its Affiliates subsequent to the date of this Performance Option of any business, operation, entity (including the acquisition of only a portion of an entity whose results will be consolidated by Goodman Global, Inc. in accordance with GAAP), division of any entity or any assets outside the ordinary course of business. If the Company makes such an acquisition or disposition in a given year, the EBITDA Target for such year and subsequent years, if applicable, shall be proportionately adjusted, fairly and appropriately, and only to the extent deemed necessary by the Committee (after consultation with the Company’s accountants), in the exercise of its good faith judgment, in order to accurately reflect the direct and measurable effect such acquisition or disposition has or is reasonably expected to have on such EBITDA Target(s). In addition, to the extent applicable, EBITDA Target(s) will be adjusted by the Committee (after consultation with the Company’s accountants) in good faith to reflect any changes in GAAP promulgated by accounting standard setters in order to accurately reflect the effect of such changes on such EBITDA Target(s). The intent of such adjustments is to keep the probability of achieving the EBITDA Targets the same as if the event triggering such adjustment had not occurred. The Committee’s determination of such necessary adjustment(s) shall be made within 90 days following the completion or closing of such event, as applicable, and shall be based on the Company’s accounting as set forth in its books and records and on the Company’s financial plan pursuant to which the EBITDA Targets were originally established. Any such adjustment(s) made in good faith shall be final and binding on all persons.

3. Vesting Rules

Subject to the terms and conditions of the attached Option Agreement, the following rules shall apply to the vesting of the Performance Option:

(a) Subject to the Optionholder’s Continuous Service, an installment consisting of twenty percent (20%) of the shares covered by the Performance Option shall become vested on December 31 of each calendar year 2008 through 2012 if the EBITDA as of such December 31 equals or exceeds the applicable EBITDA Target for such year; provided that such installment shall not become vested until the EBITDA as of such December 31 has been determined.

(b) If the EBITDA as of the end of any calendar year 2008 through 2012 is less than the applicable EBITDA Target with respect to such year (any such year, a “Missed Year”), that portion of the Performance Option that was subject to vesting pursuant to paragraph 3(a) with respect to the Missed Year (and which did not become vested with respect to such Missed Year) shall become vested on December 31 of the calendar year immediately following the Missed Year, if it is determined by the Committee that the EBITDA as of such immediately following December 31 equals or exceeds the applicable EBITDA Target for the calendar year immediately following the Missed Year.

(c) The Committee shall make the determination in good faith as to whether the respective EBITDA Targets have been met, and shall determine the extent, if any, to which the Option has become exercisable, on any such date after the applicable date of determination as the Committee in its sole discretion shall determine; provided that the determination of EBITDA shall be made by the Committee after the independent auditors of the Company or its Affiliates have delivered their audit report with respect to such fiscal year to the Committee and will be based upon the financial information reflected in such audited financial statements. The Committee’s good faith determination as to whether the EBITDA Targets have been met shall be final, conclusive and binding on the Optionholder.

(d) Notwithstanding the foregoing provisions, but subject to paragraph 3(e) below, any portion of the Performance Option that has not theretofore become vested and exercisable shall, to the extent not previously cancelled or terminated, subject to the Optionholder’s Continuous Service through a Change in Control, become fully vested and exercisable immediately prior to the effective date of a Change in Control.

(e) Notwithstanding the foregoing, but subject to Section 6(b) of the Option Agreement, no Performance Option which is unexerciseable at or following the termination of the Optionholder’s Continuous Service shall thereafter become exercisable.

CHILL HOLDINGS, INC.

2008 STOCK INCENTIVE PLAN

OPTION AGREEMENT

(PERFORMANCE-BASED STOCK OPTION)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, Chill Holdings, Inc. (the “Company”) has granted you a stock option under the Chill Holdings, Inc. 2008 Stock Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Capitalized terms not defined in this Option Agreement but defined in the Plan shall have the same definitions as in the Plan. For the avoidance of doubt, the terms and conditions of the Grant Notice are a part of the Option Agreement, unless otherwise specified.

The details and terms and conditions of this Option Agreement shall govern your Nonstatutory Stock Option:

1. Vesting. Subject to the limitations contained herein, your Option will vest as set forth in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. For the purposes of this Option Agreement, in the event of an involuntary termination of Continuous Service, the termination shall be effective, and vesting shall cease, as of the date stated in the relevant notice of termination and, unless otherwise required by law, will not be extended by any notice period or other period of leave. Subject to Applicable Law, the Company shall determine the date of termination in its sole discretion.

2. Number of Shares and Exercise Price. The number of shares of Common Stock subject to your Option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for various adjustments in the Company’s equity capital structure, as provided in the Plan.

3. Method of Payment.

(a) Payment of the exercise price is due in full upon exercise of all or any part of your Option. You may elect to make payment of the exercise price in cash or by check. Alternatively, in the Committee’s sole discretion at the time your Option is exercised and provided that at the time of exercise there is a public market for the shares of Common Stock, your exercise may be implemented pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. Notwithstanding the terms of the previous sentence, you may not be permitted to exercise your Option pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board if such exercise would violate the provisions of Section 402 of the Sarbanes-Oxley Act of 2002 or other Applicable Law.

(b) Notwithstanding the foregoing, the Committee may permit you to make payment of the exercise price and/or taxes relating to such exercise, in whole or in part, in shares of Common Stock having a Fair Market Value equal to the amount of the aggregate exercise price or taxes, or such portion thereof, as applicable; provided, however, that you must satisfy all such requirements as may be imposed by the Committee, including without limitation that you have held such shares for such period as may be established from time to time by the Committee in order to avoid a supplemental charge to earnings for financial accounting purposes, if any, and that any withholding for tax purposes does not exceed the statutory minimum rate of withholding.

(c) Where you are permitted to pay the exercise price of an Option and/or taxes relating to the exercise of an Option by delivering shares of Common Stock, you may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof that you are the Beneficial Owner of such shares of Common Stock, in which case the Company shall treat the Option as exercised and/or the taxes paid, as applicable, without further payment and shall withhold such number of shares from the Shares acquired by the exercise of the Option.

(d) Notwithstanding the foregoing, the Committee may permit you to make payment of the exercise price in any other form of legal consideration that may be acceptable to the Committee in its sole discretion, including an exercise effected on a “net exercise” basis. Additionally, you shall have the right to exercise your Option by way of a “cashless” or “net” exercise pursuant to which the Company shall retain that number of shares of Common Stock having a Fair Market Value equal to the amount of the aggregate exercise price of the Option and/or withholding or taxes associated with such exercise, or such portion thereof, as applicable; provided that such “cashless” or “net” exercise: (i) does not result in adverse accounting treatment to the Company, (ii) in respect of any withholding for tax purposes, does not exceed the statutory minimum rate of withholding, and (iii) is not prohibited by the terms of the Company’s and its Subsidiaries’ financing arrangements as in effect from time to time.

4. Whole Shares. You may exercise your Option only for whole shares of Common Stock.

5. Compliance.

(a) Securities Law Compliance. Notwithstanding anything to the contrary contained herein, you may not exercise your Option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your Option must also comply with other Applicable Law governing your Option, and you may not exercise your Option if the Company determines that such exercise would not be in compliance with Applicable Law.

(b) Plan Compliance. Notwithstanding anything to the contrary contained herein, you may not exercise your Option if the terms of the Plan do not permit the exercise of Options, or if the Company exercises its rights under the Plan to suspend, delay or restrict the exercise of Options.

6. Term. You may not exercise your Option before the commencement of its term on the Date of Grant or after its term expires. Subject to the provisions of the Plan and this Option Agreement, you may exercise all or any part of the vested portion of the Option at any time prior to the earliest to occur of:

(a) the date on which your Continuous Service is terminated for Cause;

(b) ninety (90) days after your Continuous Service terminates for any reason other than Cause, death or Disability; provided, however, in the event that your Continuous Service terminates after December 31 of a given year but prior to the time that the Compensation Committee determines whether the EBITDA Target for the 20% installment of the Option which was due to vest during the preceding year (the “Final Tranche”) has been achieved, then you shall have an additional period of thirty (30) days during which you may exercise the Final Tranche (including, if applicable, any additional 20% installment for any Missed Year), which period shall commence on the date on which the Compensation Committee sends you written notice of its determination that the EBITDA Target for the applicable year has been satisfied;

(c) twelve (12) months after the termination of your Continuous Service due to your Disability;

(d) twelve (12) months after the termination of your Continuous Service due to your death; or

(e) the Expiration Date indicated in the Grant Notice.

Notwithstanding the foregoing, if the exercise of your Option is prevented within the applicable time periods set forth in Section 6(b) as a result of the operation of Section 5 above or Section 13 of the Plan, your Option shall not expire before the date that is forty-five (45) days after the date that you are notified by the Company that the Option is again exercisable, but in any event no later than the Expiration Date indicated in your Grant Notice.

7. Exercise Procedures.

(a) Subject to Section 5 above and other relevant terms and conditions of the Plan and this Option Agreement, you may exercise the vested portion of your Option during its term by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Chief Financial Officer, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b) By exercising your Option you agree that, as a condition to any exercise of your Option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company (including any Affiliate) arising by reason of (1) the exercise of your Option, or (2) other applicable events that trigger or may trigger the imposition of income, employment or other taxes.

(c) By exercising your Option you agree that, as a condition to any exercise of your Option, you and your spouse, if requested by the Company, contemporaneously with the exercise of your Option and prior to the issuance of any certificate representing the Shares of Common Stock purchased upon the exercise of your Option, shall execute any agreements by and among the Company and the Company’s stockholders (including the Management Stockholders Agreement) which shall then be applicable to the shares of Common Stock to be issued to you, including any and all amendments to such agreements in effect at the time of such exercise, and agree to comply with any and all restrictions which then apply to holders of Common Stock (or the securities which at that time are to be issued upon the exercise of your Option).

(d) As a condition of any exercise of your Option, you and your spouse, if any, agree that prior to the effectiveness of the first underwritten registration of the Company or its Affiliate’s equity securities under the Securities Act, you shall not transfer any or all of the shares of Common Stock purchased upon exercise of your Option unless permitted to do so under the terms of the Plan and/or the Management Stockholders Agreement.

8. Documents Governing Issued Common Stock. Shares of Common Stock that you acquire upon exercise of your Option are subject to the terms of the Plan, the Company’s bylaws, the Company’s certificate of incorporation, any agreement relating to such shares of Common Stock to which you become a party, or any other similar document. You should ensure that you understand your rights and obligations as a stockholder of the Company prior to the time that you exercise your Option.

9. Limitations on Transfer of Options. Your Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your Option.

10. Rights Upon Exercise. You will not have any rights to dividends or other rights of a stockholder with respect to the Shares subject to the Option until you have given written notice of the exercise of the Option, paid in full for such Shares and, if applicable, satisfied any other conditions imposed by the Committee pursuant to the Plan.

11. Option Not a Service Contract. Your Option is not an employment contract, and nothing in your Option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company or any of its Affiliates, or of the Company or any of its Affiliates to continue your employment. In addition, nothing in your Option shall obligate the Company or any of its Affiliates, their respective stockholders, Boards of Directors, officers or employees to continue any relationship that you might have as a Director or Consultant or otherwise for the Company or any of its Affiliates.

12. Withholding Obligations and Notice Requirement.

(a) At the time you exercise your Option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “same day sale” program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company and Applicable Law, including, but not limited to, Section 402 of the Sarbanes-Oxley Act of 2002) any sums required to satisfy any federal, state, local and foreign tax withholding obligations of the Company or any of its Affiliates, which arise in connection with your Option.

(b) You may not exercise your Option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied or appropriate arrangements (acceptable to the Company) are made therefor.

(c) You agree to promptly notify the Company of any disposition of Shares issued pursuant to the exercise of an Incentive Stock Options that results in a “disqualifying disposition” for purposes of Section 421 of the Code.

13. Notices. Any notices provided for in your Option or the Plan shall be given in writing and shall be deemed effectively given upon receipt, or in the case of notices delivered by mail to you, five (5) days after deposit in the United States mail (or with another delivery service), certified or registered mail, return receipt requested, postage prepaid, addressed to you at the last address you provided to the Company.

14. Signature in Counterparts. This Option Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15. Option Subject to Plan Document and Management Stockholders Agreement. By entering into this Option Agreement, you agree and acknowledge that you have received and read a copy of the Plan and Management Stockholders Agreement. The Option is subject to the terms and provisions of the Plan and the Management Stockholders Agreement and such terms and provisions are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan or the Management Stockholders Agreement, the applicable terms and provisions of the Plan or Management Stockholders Agreement, as applicable, will govern and prevail. In the event of a conflict between any term or provision of the Plan and any term or provision of the Management Stockholders Agreement, the applicable terms and provisions of the Management Stockholders Agreement will govern and prevail.

16. Miscellaneous.

(a) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Option including, without limitation, the Management Stockholders Agreement.

(b) You acknowledge and agree that you have reviewed your Option in its entirety, have had an opportunity to obtain the advice of counsel and your personal tax advisor prior to executing and accepting your Option and fully understand all provisions of your Option.

(c) You acknowledge that the grant and terms of this Option are confidential and may not be disclosed by you to any other person, including other employees of the Company and its Affiliates and other participants in the Plan, without the express written consent of the Company. Notwithstanding the foregoing, you may disclose the grant and terms of this Option to your family member, financial advisor, and attorney and as may be required by law or regulation.

(d) The waiver by either party of compliance with any provision of the Option Agreement by the other party shall not operate or be construed as a waiver of any other provision of the Option Agreement, or of any subsequent breach by such party of a provision of the Option Agreement.

(e) This Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their legal representatives, heirs, and permitted transferees, successors and assigns.

(f) This Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflict of laws provision or rule.

(g) This Option Agreement, including those documents and agreements explicitly referenced herein, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, whether written or oral. This Option Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.